Exhibit 99.1
[FOR IMMEDIATE RELEASE]
First Business Financial Services, Inc.
401 Charmany Drive
Madison, WI 53719

FIRST BUSINESS BANK REPORTS STRONG SECOND QUARTER 2021 NET INCOME OF $8.2 MILLION
-- Performance driven by loan growth, strength and diversification of fee income, and provision benefit --
-- Continued asset quality improvement, with non-performing assets down 39% during the quarter --
MADISON, Wis., July 29, 2021 (BUSINESS WIRE) -- First Business Financial Services, Inc. (the “Company”, the “Bank”, or “First Business Bank”) (Nasdaq:FBIZ) reported net income of $8.2 million, or $0.95 diluted earnings per share, in the second quarter 2021. This compares to record net income of $9.7 million or $1.12 in the first quarter of 2021, and $3.3 million or $0.38 in the second quarter of 2020.
“First Business Bank again delivered strong financial performance in the second quarter, highlighted by continued double-digit annualized loan growth, further improvement in asset quality metrics, and diversified fee income,” President and Chief Executive Officer Corey Chambas said. “Our active management of asset quality led to another significant reduction in non-performing assets as well as a provision benefit that positively impacted the bottom-line. Our NPAs as a percentage of total assets are at the lowest level since 2006 and, based on what we are seeing today, we believe there will be additional reductions in NPAs and release of reserves in the second half of 2021. Therefore, at this time, we believe there will be no meaningful provision for the second half of 2021, even though we expect double-digit organic loan growth to continue.”
Quarterly Highlights
•Exceptional Loan Growth. Loans, excluding Paycheck Protection Program (“PPP”) loans, grew $55.3 million, or 11.2% annualized, from the first quarter of 2021 and $286.0 million, or 16.5%, from the second quarter of 2020, as we continued to expand specialized lending offerings for commercial clients and focus on business development across products and geographies. This marks the fourth consecutive quarter of 10% or greater annualized loan growth, excluding PPP loans.
•Positive Asset Quality Trends. Non-performing assets (“NPAs”) declined 39.0% to $11.6 million, marking the third consecutive quarterly reduction of more than 25%. NPAs made up 0.42% of total assets, excluding PPP loans, improving by 39 and 77 basis points from March 31, 2021 and June 30, 2020, respectively.
•Diversified Fee Income. Second quarter 2021 non-interest income continued to reflect the strength and diversity of our fee income sources and contributed meaningfully to top-line revenue. Private wealth management generated record revenue of $2.7 million on $2.564 billion in assets under management and administration for the period, while gains on the sale of Small Business Administration (“SBA”) loans grew to $1.2 million.
•Robust Core Earnings and Top-Line Revenue. Our improved asset quality metrics, net interest margin stability, organic loan growth, and fee income generation produced strong net income of $8.2 million in the second quarter, up $4.9 million, or 147.8%, compared to the same period in 2020. Top-line revenue of $28.0 million was up $2.8 million, or 11.0% from the same period in 2020.

•PPP Update. Our participation in PPP has been a tremendous benefit to our clients. As of June 30, 2021, the Company had $123.8 million in gross PPP loans outstanding and deferred processing fees outstanding of $3.1 million to be recognized into income in future quarters. During the quarter, $2.5 million of processing fees were recognized.

Quarterly Financial Results

(Unaudited)	As of and for the Three Months Ended			As of and for the Six Months Ended
(Dollars in thousands, except per share amounts)	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net interest income	$21,652	$20,863	$18,888	$42,515	$35,937
Adjusted non-interest income (1)	6,292	7,195	6,319	13,487	12,737
Operating revenue (1)	27,944	28,058	25,207	56,002	48,674
Operating expense (1)	17,932	17,449	15,431	35,383	31,327
Pre-tax, pre-provision adjusted earnings (1)	10,012	10,609	9,776	20,619	17,347
Less:
Provision for loan and lease losses	(958)	(2,068)	5,469	(3,026)	8,651
Net (gain) loss on foreclosed properties	(1)	3	348	1	450
Amortization of other intangible assets	8	8	9	15	18
SBA recourse provision (benefit)	245	(130)	(30)	115	(5)
Impairment on tax credit investments	—	—	1,841	—	1,954
Loss on early extinguishment of debt	—	—	744	—	744
Add:
Net gain (loss) on sale of securities	29	—	—	29	(4)
Income before income tax expense	10,747	12,796	1,395	23,543	5,531
Income tax expense (benefit)	2,512	3,065	(1,928)	5,577	(1,070)
Net income	$8,235	$9,731	$3,323	$17,966	$6,601
Earnings per share, diluted	$0.95	$1.12	$0.38	$2.08	$0.77
Book value per share	$25.70	$24.83	$23.04	$25.70	$23.04
Tangible book value per share (1)	$24.28	$23.43	$21.65	$24.28	$21.65

Net interest margin	3.49%	3.44%	3.34%	3.46%	3.39%
Adjusted net interest margin (1)	3.20%	3.20%	3.32%	3.20%	3.32%
Efficiency ratio (1)	64.17%	62.19%	61.22%	63.18%	64.36%
Return on average assets	1.26%	1.51%	0.55%	1.38%	0.58%
Pre-tax, pre-provision adjusted return on average assets (1)	1.53%	1.65%	1.61%	1.59%	1.53%
Return on average equity	15.09%	18.48%	6.70%	16.75%	6.92%

Period-end loans and leases receivable	$2,143,561	$2,235,112	$2,056,863	$2,143,561	$2,056,863
Period-end loans and leases receivable, excluding net PPP loans	$2,022,839	$1,967,545	$1,736,827	$2,022,839	$1,736,827
Average loans and leases receivable	$2,223,353	$2,182,958	$1,983,121	$2,203,267	$1,858,432
Period-end in-market deposits	$2,016,215	$1,737,226	$1,620,616	$2,016,215	$1,620,616
Average in-market deposits	$1,735,393	$1,722,107	$1,570,552	$1,728,787	$1,468,348
Allowance for loan and lease losses	$25,675	$28,982	$27,464	$25,675	$27,464
Non-performing assets	$11,601	$19,023	$25,484	$11,601	$25,484
Allowance for loan and lease losses as a percent of total gross loans and leases	1.20%	1.29%	1.33%	1.20%	1.33%
Allowance for loan and lease losses as a percent of total gross loans and leases, excluding net PPP loans	1.27%	1.47%	1.57%	1.27%	1.57%
Non-performing assets as a percent of total assets	0.40%	0.73%	1.03%	0.40%	1.03%
Non-performing assets as a percent of total assets, excluding net PPP loans	0.42%	0.81%	1.19%	0.42%	1.19%
(1)This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate financial performance, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods. See the section titled Non-GAAP Reconciliations at the end of this release for a reconciliation of GAAP financial measures to non-GAAP financial measures.

Second Quarter 2021 Compared to First Quarter 2021
Net interest income increased $789,000, or 3.8%, to $21.7 million.
•Net interest income reflected increases in average loans and leases, as well as in fees received in lieu of interest. Fees in lieu of interest, which can vary from quarter to quarter based on client-driven activity, totaled $3.5 million, compared to $3.1 million. Excluding fees in lieu of interest, net interest income increased $338,000, or 1.9%.
•Average loans and leases receivable, excluding net PPP loans in both periods of comparison, increased $53.5 million, or 11.0% annualized, to $1.994 billion.
•The yield on average interest-earning assets increased 3 basis points to 3.96% from 3.93%. Excluding average net PPP loans, the PPP loan interest income of $566,000, and the aforementioned fees in lieu of interest, the yield earned on average interest-earning assets decreased 5 basis points to 3.64% from 3.69%. The rate paid for average total bank funding decreased one basis point to 0.39% from 0.40%. Total bank funding is defined as total deposits plus Federal Home Loan Bank (“FHLB”) advances, and Federal Reserve Discount Window advances.
•Net interest margin increased five basis points to 3.49% from 3.44%. Adjusted net interest margin, excluding fees in lieu of interest and other recurring but volatile components of net interest margin, was 3.20%, unchanged from the linked quarter.
The Company reported a net benefit to provision for loan and lease losses of $1.0 million, compared to a net benefit of $2.1 million in the first quarter.
•The decrease in the provision for loan and lease losses was primarily due to a $1.7 million reduction in the general reserve from improving historical loss rates and a $1.5 million decrease in specific reserves. These decreases were partially offset by $2.3 million in net charge-offs and a $498,000 increase in the general reserve due to loan growth. Net charge-offs for the quarter principally consisted of a $2.2 million charge-off of one previously identified and partially reserved for legacy SBA loan.
Non-interest income decreased $874,000, or 12.1%, to $6.3 million.
•Private wealth management fee income increased $337,000, or 14.0% to $2.7 million. Private wealth and trust assets under management and administration measured a record $2.564 billion at June 30, 2021, up $177.8 million, or 29.8% annualized, primarily due to growth from new and existing clients and increased equity market values.
•Gains on sale of SBA loans increased $125,000, or 11.6%, to $1.2 million. Management believes the gain on sale of traditional SBA loans (i.e., SBA loans unrelated to PPP loans), while variable based on timing of closings, will continue to increase annually at a measured pace.
•During the second quarter there was no commercial loan interest rate swap fee income, compared to total swap fees of $684,000 in the first quarter. Swap fee income can vary from period to period based on client demand and the interest rate environment in any given quarter.
•Other fee income decreased $729,000 to $835,000, compared to $1.6 million in the first quarter, which reflected higher than typical returns in the first three months of 2021 from the Company’s investments in mezzanine funds.
Non-interest expense increased $854,000, or 4.9%, to $18.2 million. Operating expense increased $483,000, or 2.8%, to $17.9 million.
•Compensation expense increased $598,000, or 4.7%, to $13.3 million, primarily due to a $415,000 true up of the Company’s performance-based incentive compensation accrual to reflect the strong earnings results through the first half of 2021.
•SBA recourse provision for estimated losses in the outstanding guaranteed portion of SBA loans sold totaled $245,000, compared to a net benefit of $130,000 in the linked quarter.
•Other non-interest expense decreased $228,000 to $176,000. The decrease was principally due to a reduction in the credit valuation adjustment (“CVA”) related to the commercial loan interest rate swap program and a reduction in the loan servicing valuation adjustment related to the Bank’s SBA portfolio.
Total period-end loans and leases receivable, excluding net PPP loans in both periods of comparison, increased $55.3 million, or 11.2% annualized, to $2.023 billion.
•Commercial and industrial (“C&I”) loans, excluding net PPP loans, increased $58.0 million, or 44.8% annualized, led by First Business Bank’s specialized lending commercial business lines. While we believe this level of above average growth is not sustainable, management believes the timely prior-period investments in producers for specialized lending, such as dealer floorplan financing, small-ticket equipment vendor financing, and accounts receivable financing, have positioned C&I lending to increase throughout the current economic cycle.

•Commercial real estate (“CRE”) loans were unchanged at $1.392 billion, as growth from non-owner occupied CRE was offset by payoffs and paydowns in the remaining categories.
Total period-end in-market deposits increased $279.0 million to $2.016 billion, or 64.2% annualized, and the average rate paid decreased one basis point to 0.15%.
•A significant portion of the large increase in deposits was due to the proceeds of a commercial client’s business sale late in the second quarter, the majority of which was moved off the balance sheet in early July. Excluding this temporary deposit, total period-end in-market deposits increased $54.0 million to $1.791 billion, or 12.4% annualized.
•Excluding the temporary deposit described above, non-interest bearing transaction and money market accounts increased $52.4 million and $53.1 million, respectively, while interest-bearing transaction accounts and certificates of deposits decreased $49.8 million and $1.7 million, respectively.
Period-end wholesale funding, including FHLB advances, Federal Reserve Discount Window advances, brokered deposit, and deposits gathered through internet deposit listing services, decreased $49.0 million to $532.3 million.
•Wholesale deposits decreased $21.0 million to $144.5 million, due to contractual runoff. The average rate paid on wholesale deposits decreased 2 basis points to 0.74% and the weighted average original maturity of brokered certificates of deposit decreased to 3.5 years from 3.9 years.
•FHLB advances decreased $28.0 million to $387.8 million. The average rate paid on FHLB advances decreased nine basis points to 1.27% and the weighted average original maturity increased to 6.1 years from 5.7 years.
Non-performing assets decreased $7.4 million, or 39.0%, to $11.6 million, or 0.40% of total assets, compared to $19.0 million, or 0.73% of total assets. The reduction in non-performing assets was principally due to loan payoffs and charge-offs. Excluding net PPP loans, non-performing assets were 0.42% of total assets as of June 30, 2021, compared to 0.81% as of March 31, 2021.
The allowance for loan and lease losses decreased $3.3 million, or 11.4%, as an increase in the general reserve from loan growth was more than offset by a decrease in the historical loss rate and reduction in specific reserves.
•The allowance for loan and lease losses as a percent of total gross loans and leases was 1.20% compared to 1.29% as of March 31, 2021.
•Excluding net PPP loans, the allowance for loan and leases losses as a percent of total gross loans and leases was 1.27%, compared to 1.47% as of March 31, 2021.

Second Quarter 2021 Compared to Second Quarter 2020
Net interest income increased $2.8 million, or 14.6%, to $21.7 million.
•The increase in net interest income reflects an increase in average gross loans and leases and an increase in fees collected in lieu of interest. Fees in lieu of interest, which can vary from quarter to quarter, totaled $3.5 million compared to $2.3 million. Excluding fees in lieu of interest and interest income from PPP loans, net interest income increased $1.5 million, or 9.7%. Excluding net PPP loans, average gross loans and leases increased $263.9 million, or 15.3%.
•The yield on average interest-earning assets measured 3.96% compared to 4.03%. Excluding fees collected in lieu of interest, PPP loan interest income and net PPP loans, the yield on average interest-earning assets was 3.64%, compared to 3.96%. The decline in yields was primarily due to the decrease in LIBOR and Prime rates and related impact on variable-rate loans, in addition to the renewal of fixed-rate loans and reinvestment of security cash flows at historically low interest rates. The rate paid for average total bank funding decreased 22 basis points to 0.39% from 0.61%.
•Net interest margin increased 15 basis points to 3.49% from 3.34%. Adjusted net interest margin decreased 12 basis points to 3.20% from 3.32%.
The Company reported a net benefit to provision for loan and lease losses of $1.0 million, compared to a $5.5 million expense in the second quarter of 2020.
Non-interest income was $6.3 million for both periods.
•Gains on sale of SBA loans increased $629,000, or 109.6%, to $1.2 million as a result of the Company’s rebuilt SBA business line.

•Private wealth management fee income increased $620,000, or 29.2%, to $2.7 million. Private wealth and trust assets under management and administration measured a record $2.564 billion at June 30, 2021, up $691.0 million, or 36.9%.
•During the second quarter there was no commercial loan interest rate swap fee income, compared to total swap fees of $1.7 million for the year-ago quarter.
•Other fee income increased $149,000, or 21.7%, to $835,000 compared to $686,000.
Non-interest expense decreased $159,000, or 0.9%, to $18.2 million. Operating expense increased $2.5 million, or 16.2%, to $17.9 million.
•Compensation expense increased $2.5 million, or 22.8%, to $13.3 million. The increase reflects new hires and an increase in the Company’s performance-based incentive compensation accrual based on estimated full year 2021 results, compared to a second quarter 2020 reduction to the same accrual due to COVID-19 pandemic uncertainty. Average full-time equivalent employees increased to 312, up 11.0% for the quarter ended June 30, 2021, compared to 281 for the quarter ended June 30, 2020.
•In the second quarter of 2020, the Company recognized $1.7 million in expense due to the impairment of federal historic tax credit investments, which corresponded with the recognition of a $2.5 million in tax credits during the quarter. No federal historic tax credit investments were recognized in the second quarter of 2021.
•Other non-interest expense decreased $369,000, or 67.7%, to $176,000. The decrease was principally due to a reduction in the credit valuation adjustment (“CVA”) related to the commercial loan interest rate swap program and a decrease in business travel expense.
Total period-end loans and leases receivable, excluding net PPP loans in both periods of comparison, increased $286.0 million, or 16.5%, to $2.023 billion.
•C&I loans, excluding net PPP loans, increased $113.5 million, or 24.6%.
•CRE loans increased $169.8 million, or 13.9%, driven by an increase across most CRE categories with the majority in the non-owner occupied and multi-family portfolios.
Total period-end in-market deposits increased $395.6 million, or 24.4%, to $2.016 billion and the average rate paid decreased 18 basis points to 0.15%.
•Excluding the temporary deposit from a client’s business sale, total period-end in-market deposits increased $170.6 million to $1.791 billion, or 10.5%.
•Excluding the temporary deposit described above, transaction and money market accounts increased $214.0 million and $28.4 million, respectively, while certificates of deposits decreased $71.8 million.
Period-end wholesale funding increased $31.5 million to $532.3 million.
•Wholesale deposits increased $54.7 million to $144.5 million mainly due to adding non-maturity brokered deposits at a favorable rate compared to alternative funding sources. Excluding these deposits, wholesale deposits decreased as the existing portfolio runoff was replaced by in-market deposits and lower cost FHLB advances to match-fund long-term fixed rate loans and fund loan growth. The average rate paid on brokered certificates of deposit decreased 168 basis points to 0.74% and the weighted average original maturity decreased to 3.5 years from 4.6 years.
•FHLB advances decreased $23.2 million to $387.8 million. The average rate paid on FHLB advances increased 2 basis points to 1.27% and the weighted average original maturity increased to 6.1 years from 5.3 years.
Non-performing assets decreased to $11.6 million, or 0.40% of total assets, compared to $25.5 million, or 1.03% of total assets. Excluding net PPP loans, non-performing assets were 0.42% of total assets as of June 30, 2021 compared to 1.19% one year prior.
The allowance for loan and lease losses decreased $1.8 million to $25.7 million compared to $27.5 million.
•The allowance for loan and lease losses as a percent of total gross loans and leases was 1.20% compared to 1.33%.
•Excluding net PPP loans, the allowance for loan and leases losses as a percent of total gross loans and leases was 1.27% as of June 30, 2021 compared to 1.57% one year prior.

COVID-19 Update
On March 11, 2020, the World Health Organization declared COVID-19, the disease caused by the novel coronavirus, a pandemic as a result of the global spread of the coronavirus illness. In response to the outbreak, federal and state authorities in the U.S. introduced various measures to try to limit or slow the spread of the virus, including travel restrictions, nonessential business closures, stay-at-home orders, and strict social distancing. The Company activated its Pandemic Preparedness Plan to protect the health of employees and clients, which included temporarily limiting lobby hours and transitioning the vast majority of the Company’s workforce to remote work. The Company did not incur any significant disruptions to its business activities during this time of transition and extended remote work.
The second half of 2020 saw improvements in economic trends, but continued waves of new cases of COVID-19 created continued uncertainty in the economic environment. However, at the end of the fourth quarter of 2020 and into the first quarter of 2021, the rollout of new vaccines and the ratification of two additional stimulus laws resulted in lower infection rates and significant improvement in the outlook of the economy. In the second quarter of 2021, the Company communicated return to office plans to employees. Based on the national and local guidelines, the Company developed a phased-in approach for returning to the office. Under this phased-in approach, offices opened in early June 2021. The return to office included enhanced safety protocols and processes to provide the best working environment possible for employees.
Paycheck Protection Program
As of June 30, 2021, the Company had $123.8 million in gross PPP loans outstanding and deferred processing fees outstanding of $3.1 million. The processing fees are deferred and recognized over the contractual life of the loan, or accelerated at forgiveness, as an adjustment of yield using the interest method. During the three and six months ended June 30, 2021, the Company recognized $2.5 million and $4.8 million, respectively, of processing fees in loans and leases interest income in the unaudited Consolidated Statements of Income. The SBA provides a guaranty to the lender of 100% of principal and interest, unless the lender violated an obligation under the agreement. Since loan losses are expected to immaterial, if at all due to the government guarantee, management excluded the PPP loans from the allowance for loan and lease losses calculation. These short-term loans were funded primarily through a combination of excess cash held at the Federal Reserve and from an increase in in-market deposits.
Deferral Requests
The Company provided loan modifications deferring payments for certain borrowers impacted by COVID-19 who were current in their payments at the inception of the Company’s loan modification program. Excluding gross PPP loans, as of June 30, 2021, the Company had five deferred loans outstanding of $20.5 million, or 1.0% of gross loans and leases, compared to $323.2 million, or 18.6% of gross loans and leases as of June 30, 2020. Of the $20.5 million of deferred loans outstanding, $19.8 million relates to two hospitality credits that went on deferral during the second quarter of 2021 and are both accruing and current on payments. Management believes there will be no losses associated with these two credits.

The following tables represent a breakdown of the deferred loan balances by industry segment and collateral type:

	As of
	June 30, 2021
		Collateral Type
Industries Description	Balance	Real Estate	Non-Real Estate
	(In thousands)
Accommodation and Food Services	$19,811	$19,811	$—
Manufacturing	310	310	—
Agriculture, Forestry, Fishing, and Hunting	210	—	210
Educational Services	195	195	—
Total deferred loan balances	$20,526	$20,316	$210
Exposure to Stressed Industries
    Certain industries have been and are expected to be particularly impacted by social distancing, quarantines, and the economic impact of the COVID-19 pandemic, such as the following:

	As of
	June 30, 2021		December 31, 2020
Industries:	Balance	% Gross Loans and Leases (1)	Balance	% Gross Loans and Leases (1)
	(Dollars in Thousands)
Retail (2) (3)	$75,588	3.7%	$62,719	3.3%
Hospitality	82,818	4.1%	80,832	4.2%
Entertainment	13,729	0.7%	14,208	0.7%
Restaurants & food service	23,340	1.2%	24,854	1.3%
Total outstanding exposure	$195,475	9.6%	$182,613	9.5%
(1)Excluding net PPP loans.
(2)Includes $38.6 million and $48.9 million in loans secured by commercial real estate as of June 30, 2021 and December 31, 2020, respectively.
(3)Includes $24.1 million and $7.7 million in fully collateralized asset-based loans as of June 30, 2021 and December 31, 2020, respectively.

    As of June 30, 2021, the Company had no meaningful direct exposure to the energy sector, airline industry or retail consumer, and does not participate in Shared National Credits.
    Because of the uncertainties related to the ultimate duration of the COVID-19 pandemic and its effects on our clients and prospects, and on the national and local economies as a whole, there can be no assurances as to how the crisis may ultimately affect the Company’s loan portfolio.

About First Business Financial Services, Inc.
First Business Financial Services, Inc., (Nasdaq: FBIZ) is the parent company of First Business Bank. First Business Bank specializes in Business Banking, including Commercial Banking and Specialized Lending, Private Wealth, and Bank Consulting services, and through its refined focus, delivers unmatched expertise, accessibility, and responsiveness. Specialized Lending solutions are delivered through First Business Bank’s wholly owned subsidiary First Business Specialty Finance, LLC. For additional information, visit www.firstbusiness.bank.
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect First Business Bank’s current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results, or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such statements are subject to risks and uncertainties, including among other things:
•Adverse changes in the economy or business conditions, either nationally or in our markets, including, without limitation, the adverse effects of the COVID-19 pandemic on the global, national, and local economy.
•The effect of the COVID-19 pandemic on the Company’s credit quality, revenue, and business operations.
•Competitive pressures among depository and other financial institutions nationally and in our markets.
•Increases in defaults by borrowers and other delinquencies.
•Our ability to manage growth effectively, including the successful expansion of our client service, administrative infrastructure, and internal management systems.
•Fluctuations in interest rates and market prices.
•Changes in legislative or regulatory requirements applicable to us and our subsidiaries.
•Changes in tax requirements, including tax rate changes, new tax laws, and revised tax law interpretations.
•Fraud, including client and system failure or breaches of our network security, including our internet banking activities.
•Failure to comply with the applicable SBA regulations in order to maintain the eligibility of the guaranteed portion of SBA loans.

For further information about the factors that could affect the Company’s future results, please see the Company’s annual report on Form 10-K for the year ended December 31, 2020 and other filings with the Securities and Exchange Commission.

CONTACT:	First Business Financial Services, Inc.
Edward G. Sloane, Jr.
Chief Financial Officer
608-232-5970
esloane@firstbusiness.bank

SELECTED FINANCIAL CONDITION DATA

(Unaudited)	As of
(in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Assets
Cash and cash equivalents	$389,977	$58,874	$56,909	$51,728	$42,391
Securities available-for-sale, at fair value	171,219	173,261	183,925	179,274	171,680
Securities held-to-maturity, at amortized cost	22,382	24,783	26,374	28,897	29,826
Loans held for sale	6,059	6,576	8,695	15,049	13,672
Loans and leases receivable	2,143,561	2,235,112	2,145,970	2,170,299	2,056,863
Allowance for loan and lease losses	(25,675)	(28,982)	(28,521)	(30,817)	(27,464)
Loans and leases receivable, net	2,117,886	2,206,130	2,117,449	2,139,482	2,029,399
Premises and equipment, net	1,747	1,923	1,998	2,130	2,266
Foreclosed properties	179	31	34	613	1,389
Right-of-use assets	5,472	5,486	5,814	6,141	6,272
Bank-owned life insurance	52,887	52,537	52,188	51,798	51,433
Federal Home Loan Bank stock, at cost	13,451	14,941	13,578	15,153	13,470
Goodwill and other intangible assets	12,178	12,055	12,018	12,024	11,925
Derivatives	32,377	26,104	49,377	58,210	58,808
Accrued interest receivable and other assets	39,855	38,017	39,478	41,348	36,283
Total assets	$2,865,669	$2,620,718	$2,567,837	$2,601,847	$2,468,814
Liabilities and Stockholders’ Equity
In-market deposits	$2,016,215	$1,737,226	$1,683,008	$1,667,245	$1,620,616
Wholesale deposits	144,492	165,492	172,508	154,130	89,759
Total deposits	2,160,707	1,902,718	1,855,516	1,821,375	1,710,375
Federal Home Loan Bank advances and other borrowings	420,113	448,417	419,167	483,517	465,007
Junior subordinated notes	10,069	10,065	10,062	10,058	10,054
Lease liabilities	6,005	6,040	6,386	6,728	6,877
Derivatives	36,109	29,565	54,927	64,403	65,390
Accrued interest payable and other liabilities	11,214	9,422	15,617	14,981	13,549
Total liabilities	2,644,217	2,406,227	2,361,675	2,401,062	2,271,252
Total stockholders’ equity	221,452	214,491	206,162	200,785	197,562
Total liabilities and stockholders’ equity	$2,865,669	$2,620,718	$2,567,837	$2,601,847	$2,468,814

STATEMENTS OF INCOME

(Unaudited)	As of and for the Three Months Ended					As of and for the Six Months Ended
(Dollars in thousands, except per share amounts)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Total interest income	$24,599	$23,806	$25,770	$22,276	$22,761	$48,406	$46,132
Total interest expense	2,947	2,943	3,258	3,655	3,873	5,891	10,195
Net interest income	21,652	20,863	22,512	18,621	18,888	42,515	35,937
Provision for loan and lease losses	(958)	(2,068)	4,322	3,835	5,469	(3,026)	8,651
Net interest income after provision for loan and lease losses	22,610	22,931	18,190	14,786	13,419	45,541	27,286
Private wealth management service fees	2,744	2,407	2,208	2,167	2,124	5,151	4,235
Gain on sale of SBA loans	1,203	1,078	1,300	760	574	2,281	839
Service charges on deposits	941	917	887	881	829	1,859	1,647
Loan fees	569	545	412	478	451	1,114	936
Net gain on sale of securities	29	—	—	—	—	29	(4)
Swap fees	—	684	1,078	2,446	1,655	684	3,336
Other non-interest income	835	1,564	914	676	686	2,398	1,744
Total non-interest income	6,321	7,195	6,799	7,408	6,319	13,516	12,733
Compensation	13,255	12,657	12,145	11,857	10,796	25,912	21,848
Occupancy	533	552	556	570	554	1,085	1,126
Professional fees	913	866	909	943	859	1,778	1,678
Data processing	798	770	668	679	710	1,569	1,386
Marketing	511	391	411	356	352	902	813
Equipment	261	246	294	310	304	506	595
Computer software	1,129	1,115	1,028	1,017	966	2,244	1,856
FDIC insurance	280	362	479	312	239	642	448
Collateral liquidation cost	84	94	47	45	115	178	236
Net (gain) loss on foreclosed properties	(1)	3	54	(121)	348	1	450
Tax credit investment impairment	—	—	328	113	1,841	—	1,954
SBA recourse provision (benefit)	245	(130)	(330)	57	(30)	115	(5)
Loss on early extinguishment of debt	—	—	—	—	744	—	744
Other non-interest expense	176	404	1,062	620	545	582	1,359
Total non-interest expense	18,184	17,330	17,651	16,758	18,343	35,514	34,488
Income before income tax expense (benefit)	10,747	12,796	7,338	5,436	1,395	23,543	5,531
Income tax expense (benefit)	2,512	3,065	1,254	1,143	(1,928)	5,577	(1,070)
Net income	$8,235	$9,731	$6,084	$4,293	$3,323	$17,966	$6,601

Per common share:
Basic earnings	$0.95	$1.12	$0.71	$0.50	$0.38	$2.08	$0.77
Diluted earnings	0.95	1.12	0.71	0.50	0.38	2.08	0.77
Dividends declared	0.18	0.18	0.165	0.165	0.165	0.36	0.33
Book value	25.70	24.83	24.06	23.45	23.04	25.70	23.04
Tangible book value	24.28	23.43	22.66	22.05	21.65	24.28	21.65
Weighted-average common shares outstanding(1)	8,385,069	8,429,149	8,417,216	8,404,084	8,392,197	8,381,868	8,379,696
Weighted-average diluted common shares outstanding(1)	8,385,069	8,429,149	8,417,216	8,404,084	8,392,197	8,381,868	8,379,696

(1)Excluding participating securities.

NET INTEREST INCOME ANALYSIS

(Unaudited)	For the Three Months Ended
(Dollars in thousands)	June 30, 2021			March 31, 2021			June 30, 2020
	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$1,386,187	$13,087	3.78%	$1,357,141	$12,528	3.69%	$1,192,530	$12,450	4.18%
Commercial and industrial loans(1)	772,257	9,875	5.11%	757,898	9,625	5.08%	726,862	8,347	4.59%
Direct financing leases(1)	19,883	222	4.47%	22,271	244	4.38%	27,115	395	5.83%
Consumer and other loans(1)	45,026	407	3.62%	45,648	398	3.49%	36,614	356	3.89%
Total loans and leases receivable(1)	2,223,353	23,591	4.24%	2,182,958	22,795	4.18%	1,983,121	21,548	4.35%
Mortgage-related securities(2)	149,253	631	1.69%	163,324	666	1.63%	174,113	912	2.10%
Other investment securities(3)	41,569	185	1.78%	42,177	187	1.77%	30,194	158	2.09%
FHLB stock	14,172	176	4.97%	12,465	152	4.88%	10,301	127	4.93%
Short-term investments	55,100	16	0.12%	24,575	6	0.10%	61,030	16	0.10%
Total interest-earning assets	2,483,447	24,599	3.96%	2,425,499	23,806	3.93%	2,258,759	22,761	4.03%
Non-interest-earning assets	137,893			151,665			167,008
Total assets	$2,621,340			$2,577,164			$2,425,767
Interest-bearing liabilities
Transaction accounts	$499,040	248	0.20%	$521,130	250	0.19%	$368,844	291	0.32%
Money market	662,919	282	0.17%	657,690	274	0.17%	637,714	368	0.23%
Certificates of deposit	45,993	112	0.97%	57,424	177	1.23%	123,581	627	2.03%
Wholesale deposits	162,580	301	0.74%	166,752	318	0.76%	105,597	638	2.42%
Total interest-bearing deposits	1,370,532	943	0.28%	1,402,996	1,019	0.29%	1,235,736	1,924	0.62%
FHLB advances	405,855	1,284	1.27%	366,670	1,249	1.36%	409,281	1,283	1.25%
Federal Reserve PPPLF	—	—	—%	—	—	—%	20,821	18	0.35%
Other borrowings	32,447	443	5.46%	27,296	401	5.88%	24,681	371	6.01%
Junior subordinated notes	10,066	277	11.01%	10,063	274	10.89%	10,052	277	11.02%
Total interest-bearing liabilities	1,818,900	2,947	0.65%	1,807,025	2,943	0.65%	1,700,571	3,873	0.91%
Non-interest-bearing demand deposit accounts	527,441			485,863			440,413
Other non-interest-bearing liabilities	56,691			73,695			86,504
Total liabilities	2,403,032			2,366,583			2,227,488
Stockholders’ equity	218,308			210,581			198,279
Total liabilities and stockholders’ equity	$2,621,340			$2,577,164			$2,425,767
Net interest income		$21,652			$20,863			$18,888
Interest rate spread			3.31%			3.27%			3.12%
Net interest-earning assets	$664,547			$618,474			$558,188
Net interest margin			3.49%			3.44%			3.34%

(1)The average balances of loans and leases include non-accrual loans and leases and loans held for sale. Interest income related to non-accrual loans and leases is recognized when collected. Interest income includes net loan fees collected in lieu of interest.
(2)Includes amortized cost basis of assets available for sale and held to maturity.
(3)Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.
(4)Represents annualized yields/rates.

NET INTEREST INCOME ANALYSIS

(Unaudited)	For the Six Months Ended
(Dollars in thousands)	June 30, 2021			June 30, 2020
	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$1,371,744	$25,615	3.73%	$1,173,251	$25,973	4.43%
Commercial and industrial loans(1)	765,117	19,500	5.10%	621,399	16,204	5.22%
Direct financing leases(1)	21,071	466	4.42%	27,538	503	3.65%
Consumer and other loans(1)	45,335	805	3.55%	36,244	717	3.96%
Total loans and leases receivable(1)	2,203,267	46,386	4.21%	1,858,432	43,397	4.67%
Mortgage-related securities(2)	156,249	1,297	1.66%	177,352	1,973	2.22%
Other investment securities(3)	41,871	372	1.78%	26,737	285	2.13%
FHLB stock	13,323	329	4.94%	9,407	331	7.04%
Short-term investments	39,922	22	0.11%	48,396	146	0.60%
Total interest-earning assets	2,454,632	48,406	3.94%	2,120,324	46,132	4.35%
Non-interest-earning assets	144,741			144,991
Total assets	$2,599,373			$2,265,315
Interest-bearing liabilities
Transaction accounts	$510,024	498	0.20%	$320,188	938	0.59%
Money market	660,319	557	0.17%	653,598	2,237	0.68%
Certificates of deposit	51,677	288	1.11%	128,791	1,377	2.14%
Wholesale deposits	164,654	619	0.75%	119,032	1,488	2.50%
Total interest-bearing deposits	1,386,674	1,962	0.28%	1,221,609	6,040	0.99%
FHLB advances	386,371	2,533	1.31%	367,604	2,842	1.55%
Federal Reserve PPPLF	—	—	—%	10,410	18	0.35%
Other borrowings	29,886	844	5.65%	24,533	740	6.03%
Junior subordinated notes	10,064	552	10.97%	10,050	555	11.04%
Total interest-bearing liabilities	1,812,995	5,891	0.65%	1,634,206	10,195	1.25%
Non-interest-bearing demand deposit accounts	506,767			365,771
Other non-interest-bearing liabilities	65,146			74,436
Total liabilities	2,384,908			2,074,413
Stockholders’ equity	214,465			190,902
Total liabilities and stockholders’ equity	$2,599,373			$2,265,315
Net interest income		$42,515			$35,937
Interest rate spread			3.29%			3.10%
Net interest-earning assets	$641,637			$486,118
Net interest margin			3.46%			3.39%

(1)The average balances of loans and leases include non-accrual loans and leases and loans held for sale. Interest income related to non-accrual loans and leases is recognized when collected. Interest income includes net loan fees collected in lieu of interest.
(2)Includes amortized cost basis of assets available for sale and held to maturity.
(3)Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.
(4)Represents annualized yields/rates.

PROVISION FOR LOAN AND LEASE LOSS COMPOSITION

(Unaudited)	For the Three Months Ended					For the Six Months Ended
(Dollars in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Change in general reserve due to subjective factor changes	$(652)	$1,082	$1,008	$(766)	$2,388	$430	$5,224
Change in general reserve due to historical loss factor changes	(1,687)	(984)	1,274	(16)	(54)	(2,671)	(334)
Charge-offs	2,894	144	6,685	505	817	3,038	948
Recoveries	(545)	(2,673)	(68)	(23)	(64)	(3,218)	(241)
Change in specific reserves on impaired loans, net	(1,466)	(194)	(5,216)	2,974	2,122	(1,660)	2,559
Change due to loan growth, net	498	557	639	1,161	260	1,055	495
Total provision for loan and lease losses	$(958)	$(2,068)	$4,322	$3,835	$5,469	$(3,026)	$8,651

PERFORMANCE RATIOS

	For the Three Months Ended					For the Six Months Ended
(Unaudited)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Return on average assets (annualized)	1.26%	1.51%	0.93%	0.68%	0.55%	1.38%	0.58%
Return on average equity (annualized)	15.09%	18.48%	11.92%	8.58%	6.70%	16.75%	6.92%
Efficiency ratio	64.17%	62.19%	60.02%	64.16%	61.22%	63.18%	64.36%
Interest rate spread	3.31%	3.27%	3.51%	2.94%	3.12%	3.29%	3.10%
Net interest margin	3.49%	3.44%	3.69%	3.14%	3.34%	3.46%	3.39%
Average interest-earning assets to average interest-bearing liabilities	136.54%	134.23%	132.88%	131.68%	132.82%	135.39%	129.75%

ASSET QUALITY RATIOS

(Unaudited)	As of
(Dollars in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Non-accrual loans and leases	$11,422	$18,992	$26,617	$36,050	$24,095
Foreclosed properties	179	31	34	613	1,389
Total non-performing assets	11,601	19,023	26,651	36,663	25,484
Performing troubled debt restructurings	56	59	46	47	49
Total impaired assets	$11,657	$19,082	$26,697	$36,710	$25,533

Non-accrual loans and leases as a percent of total gross loans and leases	0.53%	0.85%	1.24%	1.66%	1.17%
Non-performing assets as a percent of total gross loans and leases plus foreclosed properties	0.54%	0.85%	1.24%	1.68%	1.23%
Non-performing assets as a percent of total assets	0.40%	0.73%	1.04%	1.41%	1.03%
Allowance for loan and lease losses as a percent of total gross loans and leases	1.20%	1.29%	1.33%	1.41%	1.33%
Allowance for loan and lease losses as a percent of non-accrual loans and leases	224.79%	152.60%	107.15%	85.48%	113.98%

ASSET QUALITY RATIOS - EXCLUDING NET PPP LOANS

(Unaudited)	As of
(Dollars in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Non-accrual loans and leases as a percent of total gross loans and leases	0.56%	0.96%	1.38%	1.95%	1.38%
Non-performing assets as a percent of total gross loans and leases plus foreclosed properties	0.57%	0.96%	1.38%	1.98%	1.46%
Non-performing assets as a percent of total assets	0.42%	0.81%	1.14%	1.61%	1.19%
Allowance for loan and lease losses as a percent of total gross loans and leases	1.27%	1.47%	1.48%	1.67%	1.57%
PPP loans outstanding, net	$120,723	$267,567	$225,323	$325,481	$320,036

NET CHARGE-OFFS (RECOVERIES)

(Unaudited)	For the Three Months Ended					For the Six Months Ended
(Dollars in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Charge-offs	$2,894	$144	$6,685	$505	$817	$3,038	$948
Recoveries	(545)	(2,673)	(68)	(23)	(64)	(3,218)	(241)
Net charge-offs (recoveries)	$2,349	$(2,529)	$6,617	$482	$753	$(180)	$707
Net charge-offs (recoveries) as a percent of average gross loans and leases (annualized)	0.42%	(0.46)%	1.21%	0.09%	0.15%	(0.02)%	0.08%
Annualized charge-offs (recoveries) as a percent of average gross loans and leases, excluding average net PPP loans	0.47%	(0.52)%	1.39%	0.11%	0.17%	(0.02)%	0.08%
Average PPP loans outstanding, net	$229,165	$242,242	$282,259	$323,082	$252,834	$235,668	$126,417

CAPITAL RATIOS

	As of and for the Three Months Ended
(Unaudited)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Total capital to risk-weighted assets	11.22%	11.52%	11.25%	11.42%	11.97%
Tier I capital to risk-weighted assets	9.14%	9.24%	8.96%	9.09%	9.57%
Common equity tier I capital to risk-weighted assets	8.72%	8.81%	8.53%	8.64%	9.08%
Tier I capital to adjusted assets	8.48%	8.37%	7.99%	8.04%	8.29%
Tangible common equity to tangible assets	7.33%	7.76%	7.60%	7.29%	7.56%
Tangible common equity to tangible assets, excluding net PPP loans	7.66%	8.65%	8.33%	8.34%	8.69%

LOAN AND LEASE RECEIVABLE COMPOSITION

(Unaudited)	As of
(in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Commercial real estate:
Commercial real estate - owner occupied	$253,600	$256,812	$253,882	$240,706	$229,994
Commercial real estate - non-owner occupied	614,289	592,090	564,532	565,781	533,211
Land development	45,056	46,544	49,839	50,864	44,299
Construction	139,943	151,345	141,043	142,726	133,375
Multi-family	319,351	322,384	311,556	287,583	244,496
1-4 family	19,769	23,319	38,284	38,857	36,823
Total commercial real estate	1,392,008	1,392,494	1,359,136	1,326,517	1,222,198
Commercial and industrial	695,442	784,305	732,318	790,349	781,239
Direct financing leases, net	18,142	19,616	22,331	24,743	25,525
Consumer and other:
Home equity and second mortgages	5,740	6,719	7,833	7,106	6,706
Other	36,567	38,266	28,897	29,341	29,737
Total consumer and other	42,307	44,985	36,730	36,447	36,443
Total gross loans and leases receivable	2,147,899	2,241,400	2,150,515	2,178,056	2,065,405
Less:
Allowance for loan and lease losses	25,675	28,982	28,521	30,817	27,464
Deferred loan fees	4,338	6,288	4,545	7,757	8,542
Loans and leases receivable, net	$2,117,886	$2,206,130	$2,117,449	$2,139,482	$2,029,399

LEGACY SBA 7(a) AND EXPRESS LOAN COMPOSITION (1)

(Unaudited)	As of
(in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Performing loans:
Off-balance sheet loans	$14,161	$17,523	$23,354	$26,017	$28,843
On-balance sheet loans	6,836	7,340	11,117	15,175	16,554
Gross loans	20,997	24,863	34,471	41,192	45,397
Non-performing loans:
Off-balance sheet loans	3,943	1,835	1,931	2,574	1,640
On-balance sheet loans	1,800	6,832	7,435	9,561	9,725
Gross loans	5,743	8,667	9,366	12,135	11,365
Total loans:
Off-balance sheet loans	18,104	19,358	25,285	28,591	30,483
On-balance sheet loans	8,636	14,172	18,552	24,736	26,279
Gross loans	$26,740	$33,530	$43,837	$53,327	$56,762
(1)Defined as SBA 7(a) and Express loans originated in 2016 and prior.

DEPOSIT COMPOSITION

(Unaudited)	As of
(in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Non-interest-bearing transaction accounts	$774,253	$496,877	$472,818	$452,268	$433,760
Interest-bearing transaction accounts	511,698	561,466	503,992	484,761	413,214
Money market accounts	685,127	632,065	641,504	636,872	656,741
Certificates of deposit	45,137	46,818	64,694	93,344	116,901
Wholesale deposits	144,492	165,492	172,508	154,130	89,759
Total deposits	$2,160,707	$1,902,718	$1,855,516	$1,821,375	$1,710,375

TRUST ASSETS COMPOSITION

(Unaudited)	As of
(in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Trust assets under management	$2,362,257	$2,195,804	$2,061,772	$1,841,986	$1,704,019
Trust assets under administration	202,116	190,721	187,228	175,521	169,388
Total trust assets	$2,564,373	$2,386,525	$2,249,000	$2,017,507	$1,873,407

NON-GAAP RECONCILIATIONS
Certain financial information provided in this release is determined by methods other than in accordance with generally accepted accounting principles (United States) (“GAAP”). Although the Company’s management believes that these non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

TANGIBLE BOOK VALUE
“Tangible book value per share” is a non-GAAP measure representing tangible common equity divided by total common shares outstanding. “Tangible common equity” itself is a non-GAAP measure representing common stockholders’ equity reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in period-to-period changes in book value per common share exclusive of changes in intangible assets. The information provided below reconciles tangible book value per share and tangible common equity to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands, except per share amounts)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Common stockholders’ equity	$221,452	$214,491	$206,162	$200,785	$197,562
Goodwill and other intangible assets	(12,178)	(12,055)	(12,018)	(12,024)	(11,925)
Tangible common equity	$209,274	$202,436	$194,144	$188,761	$185,637
Common shares outstanding	8,617,761	8,638,195	8,566,960	8,561,714	8,575,134
Book value per share	$25.70	$24.83	$24.06	$23.45	$23.04
Tangible book value per share	24.28	23.43	22.66	22.05	21.65

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
“Tangible common equity to tangible assets’’ is defined as the ratio of common stockholders’ equity reduced by intangible assets, if any, divided by total assets reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, each exclusive of changes in intangible assets. The information below reconciles tangible common equity and tangible assets to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Common stockholders’ equity	$221,452	$214,491	$206,162	$200,785	$197,562
Goodwill and other intangible assets	(12,178)	(12,055)	(12,018)	(12,024)	(11,925)
Tangible common equity	$209,274	$202,436	$194,144	$188,761	$185,637
Total assets	$2,865,669	$2,620,718	$2,567,837	$2,601,847	$2,468,814
Goodwill and other intangible assets	(12,178)	(12,055)	(12,018)	(12,024)	(11,925)
Tangible assets	$2,853,491	$2,608,663	$2,555,819	$2,589,823	$2,456,889
Tangible common equity to tangible assets	7.33%	7.76%	7.60%	7.29%	7.56%
Period-end net PPP loans	120,722	267,567	225,323	325,481	320,036
Tangible assets, excluding net PPP loans	$2,732,769	$2,341,096	$2,330,496	$2,264,342	$2,136,853
Tangible common equity to tangible assets, excluding net PPP loans	7.66%	8.65%	8.33%	8.34%	8.69%

EFFICIENCY RATIO & PRE-TAX, PRE-PROVISION ADJUSTED EARNINGS
“Efficiency ratio” is a non-GAAP measure representing non-interest expense excluding the effects of the SBA recourse provision, impairment of tax credit investments, losses or gains on foreclosed properties, amortization of other intangible assets and other discrete items, if any, divided by operating revenue, which is equal to net interest income plus non-interest income less realized gains or losses on securities, if any. “Pre-tax, pre-provision adjusted earnings” is defined as operating revenue less operating expense. In the judgment of the Company’s management, the adjustments made to non-interest expense and non-interest income allow investors and analysts to better assess the Company’s operating expenses in relation to its core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items. The information provided below reconciles the efficiency ratio and pre-tax, pre-provision adjusted earnings to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Six Months Ended
(Dollars in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Total non-interest expense	$18,184	$17,330	$17,651	$16,758	$18,343	$35,514	$34,488
Less:
Net (gain) loss on foreclosed properties	(1)	3	54	(121)	348	1	450
Amortization of other intangible assets	8	8	8	9	9	15	18
SBA recourse provision (benefit)	245	(130)	(330)	57	(30)	115	(5)
Tax credit investment impairment	—	—	328	113	1,841	—	1,954
Loss on early extinguishment of debt	—	—	—	—	744	—	744
Total operating expense (a)	$17,932	$17,449	$17,591	$16,700	$15,431	$35,383	$31,327
Net interest income	$21,652	$20,863	$22,512	$18,621	$18,888	$42,515	$35,937
Total non-interest income	6,321	7,195	6,799	7,408	6,319	13,516	12,733
Less:
Net gain (loss) on sale of securities	29	—	—	—	—	29	(4)
Adjusted non-interest income	6,292	7,195	6,799	7,408	6,319	13,487	12,737
Total operating revenue (b)	$27,944	$28,058	$29,311	$26,029	$25,207	$56,002	$48,674
Efficiency ratio	64.17%	62.19%	60.02%	64.16%	61.22%	63.18%	64.36%

Pre-tax, pre-provision adjusted earnings (b - a)	$10,012	$10,609	$11,720	$9,329	$9,776	$20,619	$17,347
Average total assets	$2,621,340	$2,577,164	$2,603,745	$2,540,735	$2,425,767	$2,599,373	$2,265,315
Pre-tax, pre-provision adjusted return on average assets	1.53%	1.65%	1.80%	1.47%	1.61%	1.59%	1.53%

ADJUSTED NET INTEREST MARGIN
“Adjusted Net Interest Margin” is a non-GAAP measure representing net interest income excluding the fees in lieu of interest and other recurring but volatile components of net interest margin divided by average interest-earning assets less average net PPP loans, if any, and other recurring but volatile components of average interest-earning assets. Fees in lieu of interest are defined as prepayment fees, asset-based loan fees, non-accrual interest, and loan fee amortization. In the judgment of the Company’s management, the adjustments made to net interest income allow investors and analysts to better assess the Company’s net interest income in relation to its core client-facing loan and deposit rate changes by removing the volatility that is associated with these recurring but volatile components. The information provided below reconciles the net interest margin to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Six Months Ended
(Dollars in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Interest income	$24,599	$23,806	$25,770	$22,276	$22,761	$48,406	$46,132
Interest expense	2,947	2,943	3,258	3,655	3,873	5,891	10,195
Net interest income (a)	21,652	20,863	22,512	18,621	18,888	42,515	35,937
Less:
Fees in lieu of interest	3,536	3,085	4,749	1,511	2,257	6,621	3,055
PPP loan interest income	566	603	718	833	647	1,169	647
FRB interest income and FHLB dividend income	192	158	188	167	134	350	435
Add:
FRB PPPLF interest expense	—	—	9	26	18	—	18
Adjusted net interest income (b)	$17,358	$17,017	$16,866	$16,136	$15,868	$34,375	$31,818
Average interest-earning assets (c)	$2,483,447	$2,425,499	$2,441,735	$2,374,891	$2,258,759	$2,454,632	$2,120,324
Less:
Average net PPP loans	229,165	242,242	282,259	323,082	252,834	235,668	126,417
Average FRB cash and FHLB stock	68,503	36,643	45,611	33,756	69,176	52,661	53,583
Average non-accrual loans and leases	16,744	22,069	36,013	26,931	25,386	19,392	23,797
Adjusted average interest-earning assets (d)	$2,169,035	$2,124,545	$2,077,852	$1,991,122	$1,911,363	$2,146,911	$1,916,527
Net interest margin (a / c)	3.49%	3.44%	3.69%	3.14%	3.34%	3.46%	3.39%
Adjusted net interest margin (b / d)	3.20%	3.20%	3.25%	3.24%	3.32%	3.20%	3.32%